EXHIBIT 21 - SUBSIDIARIES OF TYSON FOODS, INC.
                                                          Names Under
                                  Jurisdiction of       Which Subsidiary
      Name                         Incorporation         Does Business
-----------------                 ---------------       ----------------
Cobb-Vantress, Inc.                 Delaware           Cobb-Vantress, Inc.
Cobb Breeding Company Limited       United Kingdom     Cobb Breeding
                                                            Company Limited
Hudson Foods, Inc.                  Delaware           Hudson Foods, Inc.
The Pork Group, Inc.                Delaware           The Pork Group, Inc.
Tyson Breeders, Inc.                Delaware           Tyson Breeders, Inc.
Tyson Farms, Inc.                   North Carolina     Tyson Farms, Inc.
Tyson Farms of Texas, Inc.          Texas              Tyson Farms of
                                                            Texas, Inc.
Tyson Foreign Sales, Inc.           Barbados           Tyson Foreign Sales, Inc.
Tyson International                                    Tyson International
    Company, Ltd.                   Bermuda                Company, Ltd.
Tyson International                                    Tyson International
    Holding Company                 Delaware               Holding Company
Tyson Mexican Original, Inc.        Delaware           Tyson Mexican
                                                           Original, Inc.
Tyson Poultry, Inc.                 Delaware           Tyson Poultry, Inc.
Tyson Shared Services, Inc.         Delaware           Tyson Shared
                                                           Services, Inc.
World Resource, Inc.                Delaware           World Resource, Inc.
Tyson Sales & Distribution, Inc     Delaware           Tyson Sales &
                                                           Distribution, Inc.

     The Company considers the foregoing to be its primary operating subsidiaries. Certain other subsidiaries which do not meet in the aggregate the definition of a significant subsidiary as defined in Rule 1-02 (w) of Regulation S-X are as follows:

AAFC International, Inc.            U.S. Virgin Islands
Benton Sales, Ltd.                  British Virgin Islands
Breeder Master, Inc.                Philippine
Cobb Denmark A/S                    Denmark
Cobb-Espanola, S.A.                 Spain
Cobb-Poland B.V.                    Poland
Cobb-Vantress Brazil LTDA           Brazil
Gen Ave, S.A.                       Argentina
Global Employment Services Inc.     Delaware
Gorges Foodservice, Inc.            Texas
Hudson Foods Foreign Sales, Inc.    U.S. Virgin Islands
Hudson Midwest Foods, Inc.          Nebraska
Meat Products Exports, Inc.         U.S. Virgin Islands
National Comp Care, Inc.            Delaware
Oaklawn Capital Corporation         Delaware
Oaklawn Capital-Mississippi, LLC    Mississippi
Oaklawn Sales, Ltd.                 British Virgin Islands
Ping Shan Cobb-Vantress, Ltd.       Hong Kong
Progenitores Avicola, C.A.          Venezuela
P.T. Cobbindonasa Nunggal           Indonesia
Matsusaka Farm Co. Ltd.             Japan
Reproductores Cobb                  Argentina
TPM Holding Company                 Delaware
TyNet Corporation                   Delaware
Tyson Export Sales, Inc.            U.S. Virgin Islands
Tyson Marketing, Ltd.               Ontario, Canada
Tyson Seafood Group-Japan, Inc.     Japan
Universal Plan Investments, Ltd.    Hong Kong
Venco Research and Breeding
     Farm, Ltd.                     India